Core Natural Resources Investor Presentation May 8, 2025 Exhibit 99.2

FORWARD LOOKING STATEMENTS This presentation contains certain “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” "targets," “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. Forward-looking statements are not statements of historical fact and reflect current views of Core Natural Resources, Inc. ("Core" or the "Company") about future events. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, deterioration in economic conditions (including continued inflation) or changes in consumption patterns of our customers may decrease demand for our products, impair our ability to collect customer receivables and impair our ability to access capital; volatility and wide fluctuation in coal prices based upon a number of factors beyond our control; an extended decline in the prices we receive for our coal affecting our operating results and cash flows; significant downtime of our equipment or inability to obtain equipment, parts or raw materials; decreases in the availability of, or increases in the price of, commodities or capital equipment used in our coal mining operations; our reliance on major customers, our ability to collect payment from our customers and uncertainty in connection with our customer contracts; our inability to acquire additional coal reserves or resources that are economically recoverable; alternative steel production technologies that may reduce demand for our coal; the availability and reliability of transportation facilities and other systems that deliver our coal to market and fluctuations in transportation costs; a loss of our competitive position; foreign currency fluctuations that could adversely affect the competitiveness of our coal abroad; the risks related to the fact that a significant portion of our production is sold in international markets (and may grow) and our compliance with export control and anti-corruption laws; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion emissions; the impact of current and future regulations to address climate change, the discharge, disposal and clean-up of hazardous substances and wastes and employee health and safety on our operating costs as well as on the market for coal; the risks inherent in coal operations, including being subject to unexpected disruptions caused by adverse geological conditions, equipment failure, delays in moving out longwall equipment, railroad derailments, security breaches or terroristic acts and other hazards, delays in the completion of significant construction or repair of equipment, fires, explosions, seismic activities, accidents and weather conditions; failure to obtain or renew surety bonds or insurance coverages on acceptable terms; the effects of coordinating our operations with oil and natural gas drillers and distributors operating on our land; our inability to obtain financing for capital expenditures on satisfactory terms; the effects of our securities being excluded from certain investment funds as a result of environmental, social and corporate governance practices; the effects of global conflicts on commodity prices and supply chains; the effect of new or existing laws or regulations or tariffs and other trade measures; our inability to find suitable joint venture partners or acquisition targets or integrating the operations of future acquisitions into our operations; obtaining, maintaining and renewing governmental permits and approvals for our coal operations; the effects of asset retirement obligations, employee-related long-term liabilities and certain other liabilities; uncertainties in estimating our economically recoverable coal reserves; defects in our chain of title for our undeveloped reserves or failure to acquire additional property to perfect our title to coal rights; the outcomes of various legal proceedings, including those which are more fully described herein; the risk of our debt agreements, our debt and changes in interest rates affecting our operating results and cash flows; information theft, data corruption, operational disruption and/or financial loss resulting from a terrorist attack or cyber incident; the potential failure to retain and attract qualified personnel of the Company; failure to maintain effective internal control over financial reporting; uncertainty with respect to the Company’s common stock, potential stock price volatility and future dilution; uncertainty regarding the timing and value of any dividends we may declare; uncertainty as to whether we will repurchase shares of our common stock; inability of stockholders to bring legal action against us in any forum other than the state courts of Delaware; the risk that the businesses of the Company and Arch Resources, Inc. ("Arch") will not be integrated successfully after the closing of the merger; the risk that the anticipated benefits of the merger may not be realized or may take longer to realize than expected; and other unforeseen factors. All such factors are difficult to predict, the risks related to new or existing tariffs and other trade measures are beyond Core’s control, and are subject to additional risks and uncertainties, including those detailed in Core's annual report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Core’s website at www.corenaturalresources.com and on the SEC’s website at http://www.sec.gov. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Core does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

First Quarter 2025 Highlights

Q1 2025 EXECUTIVE SUMMARY Since completing the merger on January 14, Core has made exceptional progress in integrating its operating portfolio and beginning to unlock the tremendous potential of the new company. – Paul Lang, CEO Reports a net loss of $69.3 million, or $1.38 per diluted share, in Q1, which included merger-related expenses of $49.2 million and a loss of $11.7 million associated with the extinguishment of debt Reports adjusted EBITDA1 of $123.5 million Highlights include: Return of $106.6 million to investors via share buybacks and quarterly dividend Increase of merger-related synergies target by 10% at midpoint, to between $125 and $150 million Excellent progress towards full resumption of operations at Leer South Execution of well-timed capital market transactions establishing target capital structure while boosting liquidity, extending maturities, reducing interest rates, and increasing financial flexibility 1 Adjusted EBITDA is a non-GAAP financial measure

CAPITAL RETURN PROGRAM DURING Q1, CORE RETURNED $106.6 MILLION TO STOCKHOLDERS UNDER ITS RECENTLY LAUNCHED CAPITAL RETURN PROGRAM As part of the effort, Core bought back around 1.4 million shares of stock, or nearly 3% of shares outstanding Reduction In Shares Outstanding Since February 20, 2025 (in millions of shares outstanding) Capital Returned During Q1, By Method (share buybacks versus dividend payments, in millions) (2.5)%

CORE IS STRONGER TOGETHER, BOOSTING ITS SYNERGY TARGET BY 10% AT MIDPOINT TO $125 TO $150 MILLION ANNUALLY Expected cost savings and operating synergies to be realized within 6 to 18 months following the close and then annually – with the expectation of additional synergy identification and capture thereafter LOGISTICS BEST PRACTICES PROCUREMENT Vendor purchase optimization Efficiencies from sharing of best practices, technology, and deep technical expertise SG&A Optimization of SG&A functions, streamlining across the company, and elimination of duplicative public company costs Optimization of capacity at port assets LOGISTICS & COAL BLENDING Product blending and related opportunities

COMMITTED VOLUMES CONTRACTED POSITION FOR CORE’S TWO PRIMARY LINES OF BUSINESS High Calorific Value Thermal Segment (projected volumes and committed and priced position, in short tons and realized coal revenue per ton sold, at 3/31/25) Metallurgical Segment (projected coking coal volumes and committed and priced position, in short tons and realized coal revenue per ton sold, at 3/31/25) 24.0 (at $61 - $63) 0.6 0.5 26.0 (at $61 - $63) 29.0 – 31.0 29.0 – 31.0 Committed / Priced Committed / Unpriced Uncommitted 3.5 2.9 (at $122.38) 7.5 – 8.0 7.5 – 8.0 4.3 1.5 (at $135.82) 5.1

LEER SOUTH REMAINS ON TRACK FOR A FULL RESUMPTION OF LONGWALL OPERATIONS BY MID-YEAR In mid-January 2025, Core announced that it was temporarily sealing Leer South’s active longwall panel to extinguish isolated combustion-related activity Since that time, Leer South has: Safely sealed the affected area Extinguished all combustion-related activity Resumed development work with continuous miner units Completed a remote assessment of the longwall system that affirmed the company’s belief that the longwall equipment was largely unaffected by the event Core remains on track to resume longwall production by mid-year Recent development work is progressing at a strong pace and has acted to greatly increase the development lead time for future longwall production, which should translate into higher productivity levels once longwall operations resume

Core at a Glance

CORE AT A GLANCE

A Premier North American Natural Resource Company Focused on Global Markets

5,000+
employees

Decades
of high-quality reserves that will support low-cost mining at flagship longwall operations through 2050

~25
Number of countries – located on five continents – to which Core sells

$4.6 bn
2024 Revenue[1]

~30 mm
tons of high calorific value thermal coal sales per year

~12 mm
tons of metallurgical and crossover coal sales per year on a normalized[2] basis

First Quartile
on cost curve among U.S. metallurgical and seaborne thermal coal suppliers

No. 1
supplier of High-Vol A metallurgical coal globally

High C.V. Coal
Highest calorific value thermal coal supplied to the seaborne marketplace

75%
of exports directed to steelmakers, cement manufacturers, and other infrastructure providers

90%
of projected export seaborne volumes from low-cost, world-class longwall mines

Industry Leader
in sustainability, with safety and environmental compliance record at industry forefront

[1] 2024 CONSOL Energy Inc. ("CONSOL") revenue of $2,164 million, excluding miscellaneous other income not derived from customers and gain on sale of assets to conform historical financial information to current presentation; 2024 Arch Resources, Inc. ("Arch") revenue of $2,433 million.
[2] "Normalized" is defined as the expected run rate on an annualized basis post the resumption of longwall production at Leer South
Note: Units in short tons
Source: Internal and Wood Mackenzie

10

CORE

LEADING METALLURGICAL AND HIGH C.V. THERMAL PORTFOLIOS SUPPORTED BY STRATEGIC LOGISTICAL NETWORK


Vancouver
PRB
Black Thunder
Coal Creek
High C.V. Thermal
West Elk
Long Beach
Houston
New Orleans
CMT
(100% owned)
DTA
(35% owned)
High C.V. Thermal
Bailey
Enlow Fork
Harvey
Metallurgical
Leer
Leer South
Beckley
Mountain Laurel
Itmann
Baltimore Marine Terminal ("CMT")
Dominion Terminal Associates ("DTA") (35% interest)
Core Natural Resources headquarters
Accessible terminal capacity

KEY STATISTICS

11
mines anchored by eight longwalls

85 mm
2024 total tons sold

27 Mtpa
export capacity via ownership interests in two marine terminals

Source: SEC Filings
Note: units in short tons

11

CORE

TWO COMPLEMENTARY, CORE LINES OF BUSINESS SERVING MULTIPLE GROWTH MARKETS AND GEOGRAPHIES CORE NATURAL RESOURCES UNDERPINNED BY TWO HIGH-QUALITY COAL PORTFOLIOS – METALLURGICAL AND HIGH C.V. THERMAL BROAD-BASED SET OF METALLURGICAL COALS SERVING STEEL PRODUCERS GLOBALLY CORE SEGMENTS SERVE MULTIPLE GROWTH MARKETS AND GEOGRAPHIES WITH COMPELLING SECULAR FUNDAMENTALS Scarcity Value Ultra-high-calorific-value thermal coals such as those produced by Core represent just 2% of seaborne thermal coal trade >4 bn The world uses >4bn tons of cement annually, and that figure is projected to climb >50% Projected annual increase in global seaborne met coal demand by 2050, per consensus >100 mm Tons of new, annual blast furnace capacity planned for India and Southeast Asia by 2030 Record Demand The world consumed ~8.8 billion tons of coal in 2024, an all-time high High-Vol A High Calorific Value Thermal Low-Vol High-Vol B Crossover IN-DEMAND HIGH CALORIFIC VALUE SEABORNE THERMAL COALS SERVING GLOBAL INDUSTRIAL, INFRASTRUCTURE, AND ENERGY CUSTOMERS + >75% Percentage of global cement market centered in Asia, where cement makers rely heavily on high calorific value thermal coal Essential Supplier to global steel and cement industry, which is critical to global decarbonization aspirations 1 billion The global automotive fleet is projected to grow by ~1 billion vehicles by 2050 65% of export volume sold into fast-growing Asian marketplace AI New and planned data centers are driving increases in baseload power generation requirements in the U.S. – particularly in Core’s primary market area Source: Wood Mackenzie, United Nations, U.S. Department of Transportation, International Energy Agency, World Steel Association, EIA, Vestas and Internal Crossover

CLEAR STRATEGY TO DRIVE GROWTH AND CREATE STOCKHOLDER VALUE

Core is strategically positioned to serve two constructive and growing segments of the global coal market

METALLURGICAL SEGMENT GLOBAL SEABORNE DEMAND FOR METALLURGICAL COAL IS EXPECTED TO GROW STEADILY AND CONSISTENTLY THROUGH MID-CENTURY Global seaborne coking coal demand is expected to continue to climb through 2050, buoyed by continued economic development and urbanization in India and the rest of Southeast Asia Approximately 60% of the world’s population lives in Asia, where metallurgical coal demand is centered and where indigenous sources of metallurgical coal are limited Based on the consensus estimate, demand – in aggregate – is expected to total more than 11 billion tons between now and 2050, which will significantly strain supply availability Projected Global Seaborne Metallurgical Imports, Through 2050 (in millions of metric tons) Source: Wood Mackenzie, AME, Internal

METALLURGICAL SEGMENT PROJECTED STEEL CAPACITY GROWTH IN SOUTHEAST ASIA IS PROJECTED TO BE SIGNIFICANT AND LARGELY BLAST FURNACE DRIVEN Wood Mackenzie estimates that Southeast Asia’s steel production will grow by more than 55% from 2024 to 2030 – from 59 million tons to 93 million tons – mostly via the blast furnace route Planned Blast Furnace Capacity Additions In India (in millions of metric tons) Planned Steel Capacity Additions, By Technology (in millions of metric tons) 2030 2024 CAPACITY ADDITIONS IN MT BLAST FURNACE SHARE OF NEW Southeast Asia 64 92% Myanmar 4 100% Thailand 2 0% Vietnam 14 85% Cambodia 4 100% Philippines 9 94% Malaysia 10 97% Indonesia 21 100% Source: Public Information, Company Filings, Internal, Wood Mackenzie, World Steel Association

METALLURGICAL SEGMENT LONG-RUN METALLURGICAL COAL PRICING HAS SHIFTED HIGHER The average long-run coking coal price continues to shift higher in the face of limited new investment, ESG pressures, and supportive long-term demand The coking coal benchmark has averaged $243 per metric ton on an inflation-adjusted basis since 2005 Core expects volatility to continue, but potentially with an upward bias as mining costs increase over time due to ongoing under-investment coupled with reserve degradation and depletion and policy measures Source: Bloomberg, Public Information, BLS, Internal Note: 2024 real dollars Annual Average Hard Coking Coal Price (US$ per metric ton, inflation adjusted)

HIGH C.V. THERMAL SEGMENT SEABORNE THERMAL COAL DEMAND HIT ANOTHER ALL-TIME HIGH IN 2024 Seaborne thermal coal demand has risen significantly since 2000 While global thermal coal consumption is likely to peak at some point, we don’t expect that peak to come anytime soon Even when that peak is reached, the decline is likely to be gradual – and extend over many years – when it comes The build-out of new coal-based generating capacity in Asia is continuing at a substantial pace Seaborne Thermal Coal Demand (in millions of metric tons) Source: Wood Mackenzie

HIGH C.V. THERMAL SEGMENT GLOBAL CEMENT PRODUCTION IN THE WORLD EXCLUDING CHINA IS PROJECTED TO CLIMB MARKEDLY THROUGH 2050 Global Cement Production (in millions of metric tons) Source: Wood Mackenzie, Internal The vast majority of the world’s cement production relies on coal as a feedstock – with each ton of cement requiring an estimated ~0.2 tons of coal on average

HIGH C.V. THERMAL SEGMENT INDIAN COAL CONSUMPTION FOR CEMENT AND INDUSTRIAL USES IS PROJECTED TO INCREASE BY MORE THAN 60 MILLION TONS BY 2050 Core’s high calorific value coals are uniquely positioned to capitalize on this growth Indian Seaborne Coal Demand For Cement Production (actual and projected, in millions of metric tons) Indian Seaborne Coal Demand For Other Industrial Uses (actual and projected, in millions of metric tons) Source: Wood Mackenzie

Two Premier Portfolios Serving Global Markets

CORE’S BEST-IN-CLASS LONGWALL OPERATIONS RANK AMONG THE WORLD’S MOST PRODUCTIVE AND COST COMPETITIVE 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile U.S. Metallurgical Coal Cost Curve (2024) Cash Costs (US$ per metric ton) Global Seaborne Thermal Cost Curve (2024) Cash Costs (US$ per metric ton) Source: Wood Mackenzie, Internal Note: Seaborne thermal includes mining, preparation, transport, port and overhead costs

PREMIER GLOBAL METALLURGICAL PORTFOLIO

- Core is an essential link in the world's steel value chain via a broad slate of metallurgical products
- More than 75% of Core's metallurgical production – inclusive of crossover tons – is produced via low-cost, world-class longwall operations
- Core's metallurgical longwall mines have a normalized average cash cost structure in the first quartile of U.S. metallurgical producers
- Core has one of the world's largest High-Vol A coking coal franchises

Core Produces A Diverse Metallurgical Product Slate


Crossover
High-Vol A
High-Vol B
Low-Vol

Core produces a broad slate of metallurgical products that it sells to many of the world's largest steelmakers

Core's Share Of Global High-Vol A Market


Core

Core supplies ~25% of the world's High-Vol A coking coal, which has great value-in-use as a blending agent with lesser-quality coals

U.S. Coking Coal Output By Producer

(in millions of short tons)


16
14
12
10
8
6
4
2
0
Projected Normalized Sales Volumes
Crossover
Coking Coal
Peer 1
Core
Peer 2
Peer 3
Peer 4

Core expects to move more than 12 million tons into global metallurgical markets once Leer South's longwall resumes operation and inclusive of crossover tons from its PAMC complex

23

CORE

PREMIER HIGH C.V. THERMAL PORTFOLIO

The Pennsylvania Mining Complex (PAMC) is one of the largest, most efficient coal mining complexes in North America, producing ~26 million tons annually for sale into seaborne and domestic markets

The West Elk mine in Colorado is expected to produce ~5 million tons annually for sale into U.S. industrial and seaborne markets

Core Produces Some Of The World's Highest Quality Thermal Coals



Ultra High C.V.
Thermal Coal

Core's high calorific value thermal coals rank among the top 2% of all thermal coals sold into the 1.1-billion-metric-ton seaborne market on a heat content basis

Core Sells A Growing Percentage Of Its High C.V. Thermal Coal Into Industrial Markets



Power
Industrial

Core sells nearly 50% of its high calorific value thermal coal into industrial markets – including cement, brick, and crossover metallurgical applications – that are critical for global infrastructure development

High C.V. Thermal Segment Sells An Increasing Percentage Of Its Output Into Fast-Growing International Markets

(based on actual 2024 shipments by legacy entities, in millions of short tons)



~18
~12
International
Domestic

While Core has the strategic flexibility to direct volumes into the most profitable market segment – whether in the international or domestic arena – the percentage of tons moving into the seaborne market is projected to continue to climb

24

CORE

BROAD, DIVERSE SET OF COAL QUALITIES SERVING MULTIPLE GROWTH MARKETS AND GEOGRAPHIES

STRONG CUSTOMER RELATIONSHIPS

~65% of combined 2024 metallurgical and high caloric value thermal coal output exported into:

- **300+ Mtpa** seaborne met marketplace
- **1.1 Btpa** seaborne thermal marketplace

High-quality met coal portfolio sells **~8 mm tons** into global markets

High-quality thermal portfolio directs **~18 mm tons** into seaborne markets and could shift **additional tons** in the future

Strong, direct, longstanding relationships with many of the world's largest steelmakers as well as established and expanding relationships with cement producers and other industrial customers **in India, one of the world's fastest growing economies**

COMBINED 2024 COAL SHIPMENTS BY REGION


~26 mm
total tons exported globally in 2024
ASIA
~65%
AMERICAS (EXCLUDING U.S.)
~15%
~15%
~5%

Source: Wood Mackenzie, AME, World Steel Association, Public Information, Company Filings, and Internal

Notes: 1) All 2024 figures reflect the combined performance of Arch and CONSOL as standalone entities, 2) CORE shipments/sales in short tons, seaborne marketplace in metric tons

25

CORE

CORE IS COMMITTED TO INNOVATION AND TECHNOLOGY DRIVING PRODUCTIVITY GAINS ACROSS ITS ENTIRE OPERATING PORTFOLIO Remote Operation Shield Proximity Variable Frequency Drives Advanced Communications Wi-Fi Connected Equipment Extensive Fiber Optic Networks Strategic Diagnostics Acceptance Testing Motion Amplification Predictive Maintenance Vibration Analysis Ultrasonic Detection Precision Mining Laser-Enabled Face Alignment Precision Processing Ultrafine Filter Press

CORE’S INNOVATIONS SUBSIDIARY IS PURSUING THE DEVELOPMENT OF NEW APPLICATIONS FOR COAL Goal is to create a new business unit large enough to provide meaningful diversification within 5-10 years Initial focus on gaining a foothold in large, high-growth markets via niches where we bring a clear value proposition to enter and disrupt Model is structured around learning quickly, directing resources to the highest-potential opportunities, and scaling only after profitability has been demonstrated Reimagining carbon for a sustainable future Carbon Products & Materials Carbon Management Coal Plastic Composite (CPC) Decks COMET Methane Mitigation

Sustainability

COMMITMENT TO SUSTAINABILITY Core strives for excellence in safety and environmental stewardship and is focused on setting the industry standard in these critical areas of performance Two of Core’s flagship operations have secured a Level A verification under the internationally recognized Towards Sustainable Mining framework – the first two North American mines of any kind to do so Going forward, we are committed to: Making safety our deepest value and the foundation of our corporate culture Maintaining our longstanding leadership in environmental stewardship and compliance Investing in Core’s people and the communities in which we live and work Conducting business in an ethical and transparent manner We embrace the highest principles of sustainability in everything we do and are committed to supporting society in the pursuit of a healthy, safe, and sustainable future.

METALLURGICAL AND HIGH CALORIFIC VALUE THERMAL COAL ARE ESSENTIAL TO THE CONSTRUCTION OF A NEW, LESS CARBON-INTENSIVE ECONOMY Core sells an increasing percentage of its high-quality coal products into steel, cement, brick, and other industrial markets essential for infrastructure development and the build-out of a low-carbon economy. Mass Transit Wind Turbines Electric Vehicles

Financial Overview

GLOBAL INDUSTRY LEADER AMONG PURE PLAY COAL PRODUCERS Source: SEC Filings, FactSet as of 02/28/2025. 1 Adjusted EBITDA is a non-GAAP financial measure. Core 2023-24 Average Adjusted EBITDA figure reflects the combined performance of Arch and CONSOL as standalone entities Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 7 Peer 6 Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 7 Peer 6 Significantly Enhanced Market Capitalization (as of 2/28/2025) (Market Capitalization, $ in bn) Historical Sector-Leading Adjusted EBITDA1 (Calendar Year 2023-24 Average Adjusted EBITDA1, $ in bn)

STRONG FINANCIAL PROFILE ~$4,597 mm 2024 revenue1 ~$346 mm 2024 FCF generation2 ~$900 mm 2024 Adjusted EBITDA2 ~$1,150 mm 2023 FCF generation2 STRONG BALANCE SHEET $858 mm Total liquidity as of 3/31/25 ~$388 mm Cash and cash equivalents as of 3/31/25 FINANCIAL PROFILE 29 – 31 mm Projected High C.V. Thermal Segment sales volumes for 2025 9.25 mm Projected normalized3 Metallurgical Segment sales volume run-rate 26 mm Sales volumes committed and priced in High C.V. Thermal Segment for 2025 ~$90 Projected normalized3 per-ton cash cost for Metallurgical Segment $61 – $63 Projected per-ton sales price on committed and priced volumes for the High C.V. Thermal Segment for 2025 $300 – $330 mm Projected capital expenditures for 2025 $38 – $40 Projected per-ton cash cost in the High C.V. Thermal Segment for 2025 KEY STATISTICS $600 mm Revolving credit facility as of 3/31/25 Net Cash2 Positive Long-term target and as of 3/31/25 1 2024 CONSOL revenue of $2,164 million, excluding miscellaneous other income not derived from customers and gain on sale of assets to conform historical financial information to current presentation; 2024 Arch revenue of $2,433 million. 2 Adjusted EBITDA, free cash flow, and net cash are non-GAAP measures. All 2024 and 2023 figures reflect the combined performance of Arch and CONSOL as standalone entities and do not contain pro forma adjustments as a result of the merger 3 “Normalized” is defined as the expected run rate on an annualized basis post the resumption of longwall production at Leer South

FORTIFYING THE BALANCE SHEET Equipment Leases During Q1 2025, Core extended its revolving credit facility, upsizing facility commitments to $600 million, extending the scheduled maturity date, reducing the annual interest rate by 75 basis points, and further enhancing financial flexibility In addition, Core refinanced the tax-exempt bonds previously held by the legacy companies in Q1, increasing the total bond amount by more than 10 percent; established an initial 10-year term for the now unsecured bonds; improved flexibility relative to the prior bonds; and reduced the weighted-average interest rate to 5.3 percent At 3/31/25, Core had $858 million of total liquidity, including $388 million in cash and cash equivalents Core is targeting a net debt-neutral balance sheet over time, and expects to direct the substantial majority of its current excess cash position to its capital return program The company plans to explore modest, incremental equipment leases as a potentially low-cost and efficient addition to the capital structure Core Has a Strong Balance Sheet and a Net Cash Positive Position ($ in mm)

POSITIONING CORE FOR GROWTH AND LONG-TERM VALUE CREATION Maintain a premier, world-class portfolio of high-quality, longwall coal mining assets Sustain ample liquidity and a well-fortified balance sheet Execute robust capital return program Build on longstanding position as a leader in sustainability

Appendix

Mr. Lang previously held the title of Chief Executive Officer of Arch, serving in such capacity from April 2020 to January 2025 Mr. Lang joined Arch in 1984 and held various leadership roles prior to becoming CEO He is a member of the executive committee of the National Mining Association and a board member of the Missouri University of Science and Technology Mr. Slone previously served as a member of Arch’s senior officer team from 2005 to 2025 He started his career at Ashland Inc. and joined Arch at the time of its formation in 1997 Appointed President of CONSOL in August 2023 Mr. Thakkar joined CONSOL in 2015 and served as Director of Finance and Investor Relations prior to becoming Chief Financial Officer in June 2020 Mr. Thakkar previously served in various roles in the equity research department of FBR Capital Markets Mr. Brock previously served as Chief Executive Officer of CONSOL and was a member of CONSOL’s Board since November 2017 and, prior, served as COO – Coal for CNX Resources Corporation Mr. Brock joined CONSOL in 1979 at the Matthews Mine and has since held numerous positions, including Section Foreman, Longwall Coordinator, Mine Foreman, and Superintendent With approximately 20 years of industry experience, Mr. Braithwaite joined CONSOL Energy in 2005 and held various senior roles in sales and marketing throughout his career He has a proven track record in building strong relationships with customers and generating new business opportunities Ms. Klein previously served as SVP – Law, General Counsel and Corporate Secretary for Arch Resources from October 2020 to January 2025 Before joining Arch, Ms. Klein held roles at Solutia Inc. and Spartech Corporation Mr. Salvatori previously served as Chief Administrative Officer of CONSOL Energy and VP – Administration of CONSOL Pennsylvania Coal Company since January 2017 and, prior, held various roles at CNX Resources Corporation and CNX Gas Corporation 30+ years of experience in the global mining industry, most recently serving as COO at Arch from March 2024 to January 2025 Prior to joining Arch, Mr. Schuller held various roles at Compass Minerals and Peabody Energy HIGHLY EXPERIENCED MANAGEMENT TEAM PAUL A. LANG CHIEF EXECUTIVE OFFICER DECK S. SLONE SVP, STRATEGY AND PUBLIC POLICY MITESH B. THAKKAR PRESIDENT AND CHIEF FINANCIAL OFFICER JIMMY A. BROCK EXECUTIVE CHAIRMAN Source: Company Website, Company Materials ROBERT J. BRAITHWAITE, JR. SVP, MARKETING AND SALES ROSEMARY L. KLEIN SVP, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY KURT R. SALVATORI SVP AND CHIEF ADMINISTRATIVE OFFICER GEORGE J. SCHULLER JR. SVP AND CHIEF OPERATING OFFICER

Non-GAAP Reconciliations

Combined Total Revenue

For the Year Ended December 31, 2024

(in thousands)

Year Ended December 31, 2024
CORE NATURAL RESOURCES, INC.
Total Revenue and Other Income	$2,236,311
Less: Miscellaneous Other Income	(64,964)
Less: Gain on Sale of Assets	(6,941)

Total Revenue from Customers	2,164,406

ARCH RESOURCES, INC. AND SUBSIDIARIES
Revenues	2,432,818

Combined Total Revenue	$4,597,224

38

Non-GAAP Reconciliations

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	Three Months Ended March 31, 2025	Year Ended December 31, 2024			Year Ended December 31, 2023
	CORE	CONSOL	ARCH	COMBINED	CONSOL	ARCH	COMBINED
Net (Loss) Income	$(69,277)	$286,405	$32,604	$319,009	$655,892	$464,038	$1,119,930
Add (Less):
Income Tax (Benefit) Expense	(4,216)	44,242	(3,754)	40,488	121,980	87,514	209,494
Interest Expense (Income), Net	1,701	2,969	(6,328)	(3,359)	15,728	(2,438)	13,290
Depreciation, Depletion & Amortization	121,556	223,526	181,152	404,678	241,317	167,588	408,905
Stock-Based Compensation	12,859	11,350	21,067	32,417	10,046	25,443	35,489
Merger-Related Expenses	49,182	19,280	20,220	39,500	—	—	—
Loss on Debt Extinguishment	11,680	—	—	—	2,725	1,126	3,851
1974 Pension Plan Litigation	—	67,933	—	67,933	—	—	—
Other Adjustments	—	(217)	—	(217)	—	—	—

Adjusted EBITDA	$123,485	$655,488	$244,961	$900,449	$1,047,688	$743,271	$1,790,959

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands)

	Three Months Ended March 31, 2025	Year Ended December 31, 2024			Year Ended December 31, 2023
	CORE	CONSOL	ARCH	COMBINED	CONSOL	ARCH	COMBINED
Net Cash (Used in) Provided by Operating Activities	$(109,638)	$476,390	$208,830	$685,220	$857,949	$635,374	$1,493,323
Add (Less):
Capital Expenditures	(64,822)	(177,988)	(164,570)	(342,558)	(167,791)	(176,037)	(343,828)
Proceeds from Sales of Assets	6,003	7,396	374	7,770	4,255	4,055	8,310
Unrestricted Cash Proceeds from Merger	217,593	—	—	—	—	—	—
Investments in Mining-Related Activities	—	(4,620)	—	(4,620)	(7,481)	—	(7,481)

Free Cash Flow	$49,136	$301,178	$44,634	$345,812	$686,932	$463,392	$1,150,324

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We define adjusted EBITDA as (i) net income (loss) plus income taxes, net interest expense and depreciation, depletion and amortization, as adjusted for (ii) certain non-cash items, such as stock-based compensation and loss on debt extinguishment and (iii) certain one-time transactions, such as merger-related expenses and certain litigation expenses for specific proceedings that arise outside of the ordinary course of our business. The GAAP measure most directly comparable to adjusted EBITDA is net income (loss).

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Free cash flow is a non-GAAP financial measure, defined as net cash provided by (used in) operating activities plus proceeds from sales of assets and unrestricted cash proceeds from the Merger with Arch Resources, Inc., less capital expenditures and investments in mining-related activities. The GAAP measure most directly comparable to free cash flow is net cash provided by (used in) operating activities.

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